Exhibit 99.1

FOR IMMEDIATE RELEASE

BP AND VERENIUM FORM LEADING CELLULOSIC ETHANOL VENTURE TO DELIVER ADVANCED BIOFUELS

50-50 joint venture builds on existing partnership to help fulfil U.S. fuels mandate by commercializing next-generation ethanol

February 18, 2009 – BP and Verenium Corporation (NASDAQ: VRNM) today announced the formation of a 50-50 joint venture to develop and commercialize cellulosic ethanol from non-food feedstocks. The joint venture company will act as the commercial entity for the deployment of cellulosic ethanol technology being developed and proven under the first phase of the BP-Verenium partnership, announced last August. Together the companies have agreed to commit $45 million in funding and assets to the joint venture company. This collaboration is intended to progress the development of one of the nation’s first commercial-scale cellulosic ethanol facilities, located in Highlands County, Florida and to create future opportunities for leveraging cellulosic ethanol technologies.

“This collaboration represents a critical next step in positioning Verenium and BP at the forefront of commercializing cellulosic biofuels in the United States,” said Carlos A. Riva, President and Chief Executive Officer of Verenium. “The creation of this joint venture brings together innovative and experienced developers, designers, engineers, operators and managers capable of realizing the potential of this technology. This is a true convergence of industrial biotechnology and energy production processes, which will allow us to deliver cleaner, more sustainable fuels.”

“This next stage in our relationship with Verenium demonstrates our real commitment to making cellulosic ethanol a reality in the U.S. fuels market in the near term. BP and Verenium together have the technological know-how, engineering capability and market expertise required to demonstrate that we can deliver better, more sustainable biofuels, more quickly," Sue Ellerbusch, president of BP Biofuels North America said.

Highlights of the collaboration include:

•
Formation of a joint venture company with a total commitment of $45 million in funding and assets contributed from BP and Verenium, including a total of $22.5 million from BP and development assets from Verenium, including the Highlands County, Florida project and another commercial project site in early stages of development;

•	The joint venture company will be led and supported by a team comprised of employees from both BP and Verenium and will be governed by a board with equal representation from both parent companies; and
•	The joint venture company will initially be based in Cambridge, Massachusetts.

The joint venture company will initially focus on developing and securing financing for a first commercial-scale cellulosic ethanol facility in Highlands County, Florida and expects to break ground on that site in 2010. The estimated construction cost for this 36 million gallon-per-year facility is between $250 and $300 million. Production from this plant is expected to begin in 2012.  With plans to add additional capacity, the joint venture company also intends to develop a second site in the Gulf Coast region.

“When we say that this partnership is groundbreaking, we mean it both figuratively and literally.  We are striving to move as rapidly as possible because the technology is ready and we know the marketplace is waiting,” Riva said. “This process will help fulfil America’s renewable fuel mandates, build our nation’s domestic infrastructure and create the new green jobs we so badly need.”

Conference Call
Verenium and BP will host a joint conference call with live webcast at 5:00 p.m. EST.  The call may be accessed by dialing 800-435-1398 (domestic) or 617-614-4078 (international) five minutes prior to start time and providing the passcode 59636649. A link to the live webcast may be accessed by visiting Verenium’s website at www.verenium.com or the BP biofuels website at www.bp.com/biofuels.  A replay of the call will be archived on both Companies’ websites for 30 days.

About Verenium
Verenium Corporation is a leader in the development and commercialization of cellulosic ethanol, an environmentally-friendly and renewable transportation fuel, as well as high-performance specialty enzymes for applications within the biofuels, industrial, and animal health markets. The Company possesses integrated, end-to-end capabilities and cutting-edge technology in pre-treatment, novel enzyme development, fermentation and project development for next-generation biofuels. Through a joint venture with BP, the Company is moving rapidly to commercialize its proprietary technology for the production of ethanol from a wide array of non-food feedstocks, including dedicated energy crops, agricultural waste, and wood products. In addition to the vast potential for biofuels, a multitude of large-scale industrial opportunities exist for the Company for products derived from the production of low-cost, biomass-derived sugars.

Verenium's Specialty Enzyme business harnesses the power of enzymes to create a broad range of specialty products to meet high-value commercial needs. Verenium's world class R&D organization is renowned for its capabilities in the rapid screening, identification, and expression of enzymes-proteins that act as the catalysts of biochemical reactions. For more information on Verenium, visit http://www.verenium.com.

About BP
BP is of one of the world's largest energy companies, providing its customers with fuel for transportation, energy for heat and light, retail services and petrochemicals products for everyday items. It is the largest oil and gas producer in the U.S. and one of the largest refiners. BP also has a global network of around 22,000 service stations.

BP is a leading player in the global biofuels market. In the US, BP blended and distributed more than 1 billion US gallons of ethanol around 1.6 million US gallons of biodiesel in 2008. Since 2006, BP has announced investments of more than $1.5 billion in biofuels research, development and operations. This includes partnerships with other companies to develop the technologies, feedstocks and processes required to produce advanced biofuels and $500 million over 10 years in the Energy Biosciences Institute (EBI), at which biotechnologists are investigating applications of biotechnology to energy.

Verenium Forward Looking Statements
Statements in this press release that are not strictly historical are "forward-looking" and involve a high degree of risk and uncertainty. These include statements related to the Company's operations, capabilities, commercialization activities, target markets and cellulosic ethanol facilities, all of which are prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, risks associated with Verenium's new and uncertain technologies, risks associated with the costs, labor requirements and labor availability associated with Verenium's demonstration plant, risks associated with Verenium's ability to obtain additional capital to support its planned operations, risks associated with Verenium's dependence on patents and proprietary rights, risks associated with Verenium's protection and enforcement of its patents and proprietary rights, technological, regulatory, competitive and other risks related to development, production, and commercialization of cellulosic ethanol and other biofuels and the commercial prospects of those industries, Verenium's dependence on existing collaboration, manufacturing, and/or license agreements, and its ability to achieve milestones under existing and future collaboration agreements, the ability of Verenium and its partners to commercialize products (including by obtaining any required regulatory approvals) using Verenium's technologies and timing for launching any commercialized products, the ability of Verenium and its collaborators to market and sell any products that it or they commercialize, the development or availability of competitive products or technologies, the future ability of Verenium to enter into and/or maintain collaboration and joint venture agreements and licenses, changes in the U.S. or global energy markets and laws and regulations applicable to them, and risks and other uncertainties more fully described in the Company's filings with the Securities and Exchange Commission, including, but not limited to, the Company's quarterly report on Form 10-Q for the three months ended September 30, 2008. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements.

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Contacts:

Verenium:

Kelly Lindenboom Vice President, Corporate Communications 617-674-5335 kelly.lindenboom@verenium.com	Sarah Carmody Sr. Corporate Communications Associate 617-674-5357 sarah.carmody@verenium.com

BP:

BP U.S. Press Office, Houston 281-366-1236 BP Press Office, London +44 (0)207 496 4076